Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated February 26, 2007, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. and Subsidiaries, Veeco Instruments Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Veeco Instruments, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2006 in the following:

•                  The Registration Statement (Form S-8 No. 33-87394) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees’ Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;

•                  the Registration Statement (Form S-8 No. 33-95422) pertaining to the Veeco Instruments Inc. Employee Stock Purchase Plan;

•                  the Registration Statement (Form S-8 No. 33-95424) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees’ Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-08981) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees’ Stock Option Plan and the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;

•                  the Registration Statement (Form S-8 No. 333-35009) pertaining to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;

•                  the Registration Statement (Form S-8 No. 333-79469) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees’ Stock Option Plan and the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors;

•                  the Registration Statement (Form S-8 No. 333-36348) pertaining to the CVC, Inc. 1999 Non-Employee Directors’ Stock Option Plan, the CVC, Inc. Amended and Restated 1997 Stock Option Plan, the CVC Holdings, Inc. Stock Option Plan, the Non-Qualified Stock Option Agreements Dated as of March 31, 1999 Between Commonwealth Scientific Corporation, Inc. and Certain Employees and Directors, the Incentive Stock Option Agreements Between Commonwealth Scientific Corporation, Inc. and Certain Employees and the CVC Holdings, Inc. and Certain Employees;

•                  the Registration Statement (Form S-8 No. 333-39156) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-49476) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees;

•                  the Registration Statement (Form S-8 No. 333-66574) pertaining to amendments to the Veeco Instruments Inc. 2000 Stock Option Plan and to the Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees;

•                  the Registration Statement (Form S-8 No. 333-69554) pertaining to the Applied Epi, Inc. 1993 Stock Option Plan, the Applied Epi, Inc. 2000 Stock Option Plan and certain Non-Qualified

Restricted Stock Option Agreements between Applied Epi, Inc. and Certain Employees and Former Employees of Applied Epi, Inc.;

•                  the Registration Statement (Form S-8 No. 333-88946) pertaining to the offer and sale of 2,200,000 shares of Veeco Instruments Inc. common stock under the 2000 Stock Option Plan;

•                  the Registration Statement (Form S-3 No. 333-84252) pertaining to the Veeco Instruments Inc. 4-1/8% Convertible Subordinated Notes Due 2008, the Veeco instruments Inc. common stock issuable upon conversion of the notes and certain additional shares of common stock;

•                  the Registration Statement (Form S-8 No. 33-107844) pertaining to the offer and sale of 500,000 shares of Veeco Instruments Inc. common stock to the Veeco Instruments Inc. Employee Stock Purchase Plan;

•                  the Registration Statement (Form S-8 No. 333-107845) pertaining to the offer and sale of 630,000 shares of Veeco Instruments Inc. common stock under the 2000 Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-127226) pertaining to the offer and sale of 1,250,000 shares of Veeco Instruments Inc. common stock under the Amended and Restated Employee Stock Purchase Plan;

•                  the Registration Statement (Form S-8 No. 333-127235) pertaining to the offer and sale of 2,000,000 shares of Veeco Instruments Inc. common stock under the 2000 Stock Incentive Plan;

•                  the Registration Statement (Form S-8 No. 333-127240) pertaining to the offer and sale of 1,500,000 shares of Veeco Instruments Inc. common stock under the 2000 Stock Incentive Plan; and

•                  the Registration Statement (Form S-3 No. 333-128004) pertaining to the offer and sale of $200,000,000 aggregate offering amount of Veeco Instruments Inc. debt securities and/or common stock.

/s/ Ernst & Young LLP

New York, New York

February 26, 2007